     As filed with the Securities and Exchange Commission on August 28, 2002
                                                   Registration No. 333-________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          WESTWOOD HOLDINGS GROUP, INC.
             (Exact name of registrant as specified in its charter)
         Delaware                                                75-2969997
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                         300 Crescent Court, Suite 1300
                               Dallas, Texas 75201
               (Address of Principal Executive Offices) (Zip Code)

               Westwood Holdings Group, Inc. Stock Incentive Plan
                            (Full title of the plan)

                                 Brian O. Casey
                      President and Chief Operating Officer
                          Westwood Holdings Group, Inc.
                         300 Crescent Court, Suite 1300
                               Dallas, Texas 75201
                                 (214) 756-6900
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                             John B. McKnight, Esq.
                            Locke Liddell & Sapp LLP
                          2200 Ross Avenue, Suite 2200
                               Dallas, Texas 75201
                                 (214) 740-8000



                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                             Proposed Maximum         Proposed Maximum
         Title Of                   Amount To Be             Offering Price Per       Aggregate Offering       Amount of
   Securities To Be Registered      Registered               Share(1)                 Price(1)                 Registration Fee(1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share....................  948,100 shares           $14.46                   $13,709,526              $1,261.28

------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based on the average of the high and low prices of a share of the Registrant's Common Stock as reported by The New York Stock Exchange on August 26, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1:  Plan Information.

         The information specified by Item 1 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory note to Part I of Form S-8.

Item 2:  Registrant Information and Employee Plan Annual Information.

         The information specified by Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of Form S-8.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

         The following document previously filed with the Securities and Exchange Commission by the Registrant is hereby incorporated by reference in this Registration Statement:

         (i) Registration Statement on Form 10 (Amendment No. 5) filed on June 6, 2002;

         (ii) Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002, filed August 5, 2002;

         (iii) Current Report on Form 8-K filed June 20, 2002; and

         (iv) The description of the Registrant's capital stock contained in the Registration Statement on Form 10 (Amendment No. 5) filed on June 6, 2002.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         The Registrant's financial statements incorporated by reference in this Registration Statement were audited by Arthur Andersen LLP. On June 20, 2002, the Registrant dismissed Arthur Andersen LLP as the Registrant's independent auditors. The Registrant has been unable to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to incorporate by reference that firm's report on the financial statements. Under these circumstances, Rule 437a under the Securities Act of 1933 permits this Registration Statement to be filed without a written consent from Arthur Andersen LLP. The absence of such a written consent may limit the ability of purchasers of the securities covered by this Registration Statement to assert claims against Arthur Andersen LLP under
Section 11(a) of the Securities Act of 1933 for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

ITEM 4.  Description of Securities.

         Not applicable.

ITEM 5.  Interests of Named Experts and Counsel.

         Not applicable.

ITEM 6.  Indemnification of Directors and Officers.

         Delaware General Corporation Law, the Registrant's Certificate of Incorporation and its Bylaws contain provisions relating to the limitation of liability and indemnification of the Registrant's directors and officers. The Certificate of Incorporation provides that the Registrant's directors are not personally liable to the Registrant or its stockholders for monetary damages for breach of their fiduciary duties as directors to the fullest extent permitted by Delaware law. Existing Delaware law permits the elimination or limitation of directors' personal liability to the Registrant or its stockholders for monetary damages for breach of their fiduciary duties as directors, except liability for:
(i) any breach of a director's duty of loyalty to the Registrant or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) any transaction from which a director derived improper personal benefit; (iv) the unlawful payment of dividends; and (v) unlawful stock repurchases or redemptions.

         The Certificate of Incorporation also provides that the Registrant will indemnify and hold harmless any person who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding to the fullest extent permitted by Delaware law by reason of the fact that the person is or was (i) a director or officer or (ii) serving at the Registrant's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Registrant may also pay the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware law.

ITEM 7.  Exemption from Registration Claimed.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit Number     Description
--------------     -----------
     4.1           Westwood  Holdings Group,  Inc. Stock Incentive Plan
                   (incorporated  by reference from Exhibit 10.1 to the
                   Amendment No. 5 to Registration  Statement on Form 10/A filed with the Securities and Exchange  Commission on June 6,
                   2002).
     5.1+          Opinion of Locke Liddell & Sapp LLP.
    23.1+          Consent of Counsel (included in opinion filed as Exhibit
                   5.1).
    23.2           Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a under the Securities Act of 1933).
    24.1+          Power of Attorney (see signature page).
-------------
+  Filed herewith.

ITEM 9.  Undertakings.

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3)
               of the Securities Act;

                    (ii) to reflect in the prospectus any facts or events
               arising after the effective date of
               this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) to include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to applicable law, the Registrant's Certificate of Incorporation, Bylaws or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 22nd day of August, 2002.

                                    WESTWOOD HOLDINGS GROUP, INC.



                                    By:   /s/ Brian O. Casey
                                        ----------------------------------------
                                          Brian O. Casey
                                          President and Chief Operating Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Susan M. Byrne and Brian O. Casey, and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                      Title                                            Date
---------                                      -----                                            ----

 /s/ Susan M. Byrne                            Chairman of the Board, Chief                     August 22, 2002
-------------------------------------------    Executive Officer and Director
Susan M. Byrne                                 (Principal Executive Officer)


 /s/ Brian O. Casey                            President, Chief Operating Officer and           August 22, 2002
-------------------------------------------    Director
Brian O. Casey


 /s/ Frederick R. Meyer                        Director                                         August 22, 2002
-------------------------------------------
Frederick R. Meyer


 /s/ Jon L. Mosle, Jr.                         Director                                         August 22, 2002
-------------------------------------------
Jon L. Mosle, Jr.


 /s/ Raymond E. Wooldridge                     Director                                         August 22, 2002
-------------------------------------------
Raymond E. Wooldridge

                                       5

                                INDEX TO EXHIBITS

Exhibit Number      Description
--------------      -----------
     4.1            Westwood  Holdings Group,  Inc. Stock Incentive Plan
                    (incorporated  by reference from Exhibit 10.1 to the
                    Amendment No. 5 to Registration  Statement on Form 10/A
                    filed with the Securities and Exchange  Commission on June
                    6, 2002).
     5.1+           Opinion of Locke Liddell & Sapp LLP.
    23.1+           Consent of Counsel (included in opinion filed as Exhibit
                    5.1).
    23.2            Consent of Arthur Andersen LLP (omitted pursuant to Rule
                    437a under the Securities Act of 1933).
    24.1+           Power of Attorney (see signature page).
-----------
+     Filed herewith.


                                       6